Exhibit 99.2

Communications Sales & Leasing, Inc.’s

Unaudited Pro Forma Combined Financial Data

The following unaudited pro forma consolidated financial statements presents Communications Sales & Leasing, Inc.’s (“CS&L” or the “Company”) unaudited pro forma combined balance sheet and unaudited pro forma combined statement of income as of and for the year ending December 31, 2015.  These statements have been derived from the historical audited consolidated financial statements of CS&L for the period from April 24, 2015 to December 31, 2015, the historical audited financial statement of the Consumer Competitive Local Exchange Carrier Business (the “Consumer CLEC Business”) for the period from January 1, 2015 to April 24, 2015, both of which were included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 7, 2016, and the historical audited financial statements of PEG Bandwidth, LLC (“PEG”), which are included elsewhere in this Form 8-K.

The following unaudited pro forma combined financial statements give effect to the acquisition of PEG and the related transactions, including: (i) revolving credit facility borrowings and related interest expense to fund the cash portion of the purchase consideration, (ii) issuance of 1 million shares of the Company’s common stock, $0.0001 par value (“Common Stock”), for purchase consideration, and (iii) issuance of 87,500 shares of the Company’s 3% Series A Convertible Preferred Stock (the “Convertible Preferred Stock”) for purchase consideration.  The unaudited pro forma combined financial statements also give effect to our spin-off from Windstream and the related transactions for the period prior to the spin-off from Windstream Holdings, Inc. (“Windstream Holdings” and together with its consolidated subsidiaries “Windstream”) on April 24, 2015, including: (iv) the transfer of the Distribution Systems (as defined below) from Windstream to CS&L, (v) rental income associated with the Master Lease between CS&L and Windstream, (vi) transport, provisioning and repair services with the Wholesale Agreement between CS&L and Windstream, (vii) billing and collection services with the Master Services Agreement between CS&L and Windstream, and (viii) the issuance of $3.65 billion of long-term debt.  The unaudited pro forma combined statement of income assumes the spin-off from Windstream and the purchase of PEG occurred on January 1, 2015, and the unaudited pro forma combined balance sheet assumes the purchase of PEG occurred on December 31, 2015.

The pro forma adjustments are based on currently available information and assumptions we believe are reasonable, factually supportable, directly attributable to the spin-off from Windstream and the acquisition of PEG, and for the purposes of the pro forma combined statement of income, are expected to have a continuing impact on us.

Our unaudited pro forma combined financial statements were prepared in accordance with Article 11 of Regulation S-X, using the assumptions set forth in the notes to our unaudited pro forma combined financial statements.  The following unaudited pro forma combined financial statements are presented for illustrative purposes only and do not purport to reflect the results we may achieve in future periods or the historical results that would have been obtained had the spin off from Windstream or acquisition of PEG occurred on January 1, 2015 or as of December 31, 2015, as the case may be.  Our unaudited pro forma combined financial statements also do not give effect to the potential impact of final purchase accounting adjustments, current financial conditions, any anticipated synergies, operating efficiencies, costs savings, or integration costs that may result from the transactions described above.

Our unaudited pro forma combined financial statements are derived from, and should be read in conjunction with the historical financial statements of CS&L, the Consumer CLEC Business and PEG and accompanying notes filed with the SEC or included elsewhere in this Form 8-K.

Communications Sales & Leasing, Inc.

Unaudited Pro Forma Combined Balance Sheet

As of December 31, 2015

	Historical
(Thousands, except par value)	CS&L	PEG Bandwidth LLC	Pro Forma Adjustments		Pro Forma Combined
Assets:
Net real estate investments	$2,372,651	$-	$-		$2,372,651
Network and other property, net	-	298,661	5,799	(A)	304,460
Cash and cash equivalents	142,498	4,754	6,000	(D)	153,252
Accounts receivable, net	2,083	5,205	-		7,288
Intangible assets, net	10,530	1,714	33,786	(A)	46,030
Straight-line rent receivable	11,795	-	-		11,795
Goodwill	-	-	127,138	(A)	127,138
Other assets	3,079	8,237	(3,011)	(B)	8,305
Total Assets	$2,542,636	$318,571	$169,712		$3,030,919

Liabilities and Shareholders’ Deficit:
Accounts payable, accrued expenses and other liabilities	$10,409	$12,622	$-		$23,031
Accrued interest payable	24,440	939	(939)	(C)	24,440
Deferred revenue	67,817	15,827	-		83,644
Derivative liability	5,427	-	-		5,427
Dividends payable	90,507	-	-		90,507
Deferred income taxes	5,714	-	-		5,714
Capital lease obligations	-	40,896	-		40,896
Notes and other debt	3,505,228	204,249	116,751	(D)	3,826,228
Total liabilities	3,709,542	274,533	115,812		4,099,887

Convertible preferred stock, $87,500 liquidation value	-	-	74,708	(E)	74,708
Redeemable Equity	-	158,273	(158,273)	(F)	-

Common Stock	15	-	-	(E)	15
Additional paid-in capital	1,392	1,754	21,476	(G)	24,622
Accumulated other comprehensive loss	(5,427)	-	-		(5,427)
Distributions in excess of accumulated earnings	(1,162,886)	(115,989)	115,989	(H)	(1,162,886)
Total shareholders' deficit	(1,166,906)	(114,235)	137,465		(1,143,676)
Total Liabilities and Shareholders’ Deficit	$2,542,636	$318,571	$169,712		$3,030,919

See accompanying Notes to the Unaudited Pro Forma Combined Financial Data

Communications Sales & Leasing, Inc.

Unaudited Pro Forma Statement of Income

Year Ended December 31, 2015

	Historical				Historical
	CS&L	Consumer CLEC	Pro Forma		PEG Bandwidth	Pro Forma		Pro Forma
(Thousands, except per share data)	April 24 - December 31, 2015	January 1 - April 24, 2015	CS&L Adjustments		LLC	Adjustments		Combined
Revenues:
Rental revenues	$458,614	$-	$209,424	(I)	$-	$-		$668,038
Service revenues	-	-	-		76,143	-		76,143
Consumer CLEC	17,700	10,149	-		-	-		27,849
Total revenues	476,314	10,149	209,424		76,143	-		772,030
Costs and Expenses:								-
Interest expense	181,797	-	82,548	(J)	22,414	(11,083)	(O)	275,676
Depreciation and amortization	238,748	1,283	108,400	(K)	30,888	1,950	(P)	381,269
General and administrative expense	11,208	22	5,026	(L)	14,415	(758)	(Q)	29,913
Operating expenses	13,743	5,552	2,328	(M)	31,128	(36)	(Q)	52,715
Other expenses, net	-	-	-		619	-		619
Acquisition and transaction related costs	5,210	-	-		-	(3,137)	(R)	2,073
Total costs and expenses	450,706	6,857	198,302		99,464	(13,064)		742,265

Income before income taxes	25,608	3,292	11,122		(23,321)	13,064		29,765
Income tax expense	738	-	463	(N)	-	-		1,201
Net income	24,870	3,292	10,659		(23,321)	13,064		28,564
Participating securities’ share in earnings	(1,152)	-	-		-	-		(1,152)
Accretion of preferred units to redemption value	-	-	-		(10,508)	10,508	(S)	-
Preferred stock dividends	-	-	-		-	(2,625)	(T)	(2,625)
Accretion of preferred stock to liquidation value	-	-	-		-	(4,041)	(U)	(4,041)
Net income applicable to common shareholders	$23,718	$3,292	$10,659		$(33,829)	$16,906		$20,746

Earnings per common share:
Basic	$0.16							$0.14
Diluted	$0.16							$0.14

Weighted-average number of common shares outstanding
Basic	149,835					1,000	(V)	150,835
Diluted	149,835					1,000	(V)	150,835

See accompanying Notes to the Unaudited Pro Forma Combined Financial Data

Communications Sales & Leasing, Inc.

Notes to Unaudited Pro Forma Combined Financial Data - Continued

Basis of Presentation

On April 24, 2015, in connection with the separation and spin-off of CS&L from Windstream Holdings, Inc. (“Windstream Holdings” and together with its consolidated subsidiaries “Windstream”), Windstream contributed certain telecommunications network assets, including fiber and copper networks and other real estate (the “Distribution Systems”) and the Consumer CLEC Business, a small consumer competitive local exchange carrier business to CS&L in exchange for cash, shares of common stock of CS&L and certain indebtedness of CS&L (the “Spin-Off”).

On May 2, 2016, CS&L completed its previously announced acquisition of PEG Bandwidth, LLC.  As a result of the acquisition, PEG Bandwidth, LLC is a wholly-owned subsidiary of CS&L.  The unaudited pro forma combined financial statements give effect to the Spin-Off, acquisition of PEG, and the related transactions discussed above.

Consideration Transferred

The acquisition has been accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”), which requires, among other things, that the assets acquired and liabilities assumed be recognized at their fair values, with any excess of the purchase price over the estimated fair values of the identifiable net assets acquired recorded as goodwill.  Additionally, ASC 805 establishes that the common stock issued to effect the acquisition be measured at the closing date of the transaction at the then-current market price.

The fair value of the consideration transferred is as follows:

(Thousands)
Cash transferred(1)	$315,000
Fair value of CS&L Series A Convertible Preferred Stock issued(2)	74,708
Fair value of CS&L common stock issued(3)	23,230
Total value of consideration transferred	$412,938
(1)	The cash transferred of $315 million was funded through the draw down on CS&L’s revolving credit facility.
(2)

The liquidation value of our Series A Convertible Preferred Stock is $87.5 million.  The fair value was estimated using an income approach framework, including valuing the conversion feature using a Black-Scholes model.

(3)	The fair value of the CS&L common shares of $23.2 million was calculated by multiplying the 1 million CS&L common shares by $23.23, the closing trading price of CS&L common stock on April 29, 2016.

Preliminary Purchase Price Allocation

The following is a summary of the preliminary estimated fair values of the net assets acquired:

Communications Sales & Leasing, Inc.

Notes to Unaudited Pro Forma Combined Financial Data - Continued

(Thousands)
Network and other property	$304,460
Cash and cash equivalents	4,754
Accounts receivable	5,205
Other assets	5,226
Trade name	12,500
Customer relationships	23,000
Accounts payable, accrued expenses and other liabilities	(12,622)
Deferred revenue	(15,827)
Capital lease obligations	(40,896)
Net assets acquired	$285,800
Goodwill	$127,138

The purchase price allocation is considered preliminary and is subject to revision when the valuations of property, plant and equipment, and intangible assets are finalized upon receipt of the final valuation report from a third party valuation expert for these assets.

Pro Forma Adjustments

(A)	To reflect preliminary purchase accounting adjustments as noted in the schedule above.

(B)	To reflect removal of deferred financing costs related to PEG’s loan payable to its parent.

(C)	To reflect removal of accrued interest expense related to PEG’s loan payable to its parent.

(D)

To reflect the borrowings under CS&L’s revolving credit facility to fund the cash portion of the purchase consideration, offset by the retirement of PEG’s loan payable to its parent, computed as follows:

(Thousands)
CS&L revolving credit facility	$321,000
PEG loan payable to parent	(204,249)
Net increase in notes and other debt	$116,751

The difference in the amount borrowed on the facility and cash consideration paid in partial consideration for the acquisition of PEG is reflected as an increase to cash on the balance sheet.

(E)

To reflect the fair value of the Convertible Preferred stock, with a liquidation value of $87.5 million, and the impact of the issuance of 1 million shares of Common Stock as purchase consideration for the acquisition of PEG.

(F)	To reflect the removal of PEG’s redeemable equity.

(G)	The adjustment to additional paid-in capital includes the impact of the issuance of 1 million shares of the Company’s common stock, which had a closing price of $23.23 as of April 29, 2016.
(Thousands)
Remove PEG’s additional paid-in capital	$(1,754)
Issuance of 1 million shares of CS&L common stock	23,230

Communications Sales & Leasing, Inc.

Notes to Unaudited Pro Forma Combined Financial Data - Continued

Net increase in additional paid-in capital	$21,476

(H)	To reflect the removal of PEG’s distributions in excess of accumulated earnings.

(I)

To reflect rental income associated with the Master Lease with Windstream Holdings for the period from January 1, 2015 to the Spin-Off, recognized on a straight-line basis to include the effects of base rent escalations over the initial term of the Master Lease.

(J)

To reflect interest expense for the period January 1, 2015 to the Spin-Off on the $3.65 billion of long-term debt issued in connection with the Spin-Off.  Interest expense for the period was computed as follows:

(Thousands)
Senior secured term loan B – variable rate	$41,372
Senior secured notes – 6.00%	7,600
Senior unsecured notes – 8.25%	28,999
Amortization of debt discounts and debt costs	4,577
Net increase in interest expense	$82,548

All of CS&L’s variable rate debt has been fixed through interest rate swaps, with a weighted-average fixed rate of 6.105%.  Therefore, the interest expense on the senior secured term loan B takes into account the impact of these interest rate swaps.

(K)	To reflect depreciation expense for the period January 1, 2015 to the Spin-Off, related to the Distribution System assets transferred to CS&L by Windstream.

(L)	To reflect general and administrative expense of CS&L from January 1, 2015 to the Spin-Off.

(M)

To adjust CLEC operating expense to reflect the removal of interconnection costs incurred by the Consumer CLEC business for the period January 1, 2015 to the Spin-Off, offset by costs incurred under the Wholesale Master Services Agreement between CS&L and Windstream Holdings, pursuant to which Windstream Holdings and its affiliates provide CS&L network transport services for the Consumer CLEC business.

(N)	To reflect federal and state income tax expense related to the operations of our leasing business and Consumer CLEC business for the period January 1 to the Spin-Off.

(O)	To reflect the adjustment to interest expense related to the draw on the revolving credit facility, offset by removal of interest expense related to PEG’s loan from parent, calculated as follow:

(Thousands)
Revolving credit facility (Libor + 2.25%)	$7,865
Remove PEG interest expense on loan from parent	(17,428)
Remove PEG amortization of deferred financing costs and debt discount	(1,520)
Net adjustment to interest expense	$(11,083)

Communications Sales & Leasing, Inc.

Notes to Unaudited Pro Forma Combined Financial Data - Continued

For the purposes of the unaudited pro forma combined financial statements, we have assumed LIBOR as the average monthly 1-month LIBOR rate during 2015, or 0.20%

(P)	To reflect impact on depreciation and amortization of step-up in net assets acquired.

(Q)	To reflect removal of PEG stock-based compensation expense, as all PEG stock-based awards were cancelled at closing in accordance with the purchase agreement.

(R)	To remove acquisition and transaction costs directly attributable to the acquisition of PEG.

(S)	To remove the impact of the accretion of PEG preferred units to their redemption value, as CS&L acquired 100% of the interests in PEG.

(T)	To reflect preferred stock dividends related to the issuance of 87,500 shares of Convertible Preferred Stock, with a liquidation preference of $87.5 million.

(U)

To reflect accretion of the estimated fair value of the Convertible Preferred Stock issued in partial consideration for the acquisition of PEG to its liquidation value.  The difference is amortized, using the effective interest rate method, over the expected term of the Convertible Preferred Stock, which is estimated at 3 years.

(Thousands)
Liquidation value	$87,500
Estimated fair value	74,708

Accretion of preferred stock to liquidation value	$4,041

Based on the estimated fair value of the Convertible Preferred stock, the accretion was calculated assuming a 5.41% effective interest rate.

(V)	To reflect the issuance of 1 million shares of Common Stock in partial consideration for the acquisition of PEG.